UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2006 (March 17, 2006)
US Dataworks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5301 Hollister Road, Suite 250 Houston, TX	77040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 934-3855

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signature
EXHIBIT INDEX
Amendment to Convertible Debenture

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 17, 2006, US Dataworks, Inc. (the “Company”) executed an Amendment to Convertible Debenture effective March 9, 2006 by and between the Company and Crescent International, Ltd. (the “Amendment”). The Company originally executed and delivered to Crescent a Convertible Debenture dated June 17, 2005 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 21, 2005), in the principal sum of $770,000 due June 17, 2007. The Amendment provides that, in lieu of cash, all monthly redemption payments will be made by converting the monthly redemption payment into shares of the Company’s common stock, unless certain conditions are not satisfied or the Company otherwise notifies Crescent of its intention to make the monthly redemption payment in cash. The Company shall deliver to Crescent 89,744 shares of the Company’s common stock (representing the monthly redemption amount of $51,333.33 divided by the conversion price of $0.572) at least 25 calendar days prior to each monthly redemption date. To the extent required, within three trading days of each monthly redemption date, the Company will deliver to Crescent additional conversion shares as warranted by the monthly conversion price.
     A copy of the Amendment to Convertible Debenture is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits
4.1	Amendment to Convertible Debenture

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2006	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

4.1	Amendment to Convertible Debenture